UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 5, 2026
MID PENN BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2407 Park Drive Harrisburg, Pennsylvania	1.866.642.7736	17110
(Address of Principal Executive Offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	MPB	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

MID PENN BANCORP, INC.
FORM 8-K/A

This Amendment No. 1 on Form 8-K/A (“Amendment”) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2026 (the “Original Filing”), which was filed to report the appointment of Mr. Dana R. Stewart to the position of First Executive Vice President and Chief Operating Officer of Mid Penn Bank (the “Bank”), the wholly-owned bank subsidiary of Mid Penn Bancorp, Inc. (the “Corporation”). As reported in the Original Filing, in connection with his appointment, Mr. Stewart was to receive a change in control agreement with a severance benefit equal to 2.25 times his annual base salary. This Amendment is being filed to report the material terms of such change in control agreement, which was executed on July 31, 2026.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2026, the Bank and Mr. Stewart entered into a change in control agreement providing for certain severance benefits in the event that Mr. Stewart’s employment is terminated following a change in control of the Corporation, as more particularly described below.

The change in control agreement has a fixed three-year term commencing on July 31, 2026, with automatic annual one-year renewals thereafter, absent notice of non-renewal from either party. The agreement has a “double-trigger” payment feature requiring both a change in control of the Corporation and the involuntary termination of Mr. Stewart’s employment without “cause” or voluntary termination of employment by Mr. Stewart for “good reason” (each as defined in the change in control agreement) in order for any benefit to become payable under the agreement.

More specifically, in the event Mr. Stewart’s employment is terminated on or within twelve months after a “change in control” (as defined in the agreement) during the term of the agreement either by the Corporation, other than for death or disability or for a reason other than “cause”, or by Mr. Stewart after the occurrence of certain specified events constituting “good reason”, the Corporation will pay Mr. Stewart a lump-sum cash payment. That payment is equal to 2.25 times Mr. Stewart’s highest annual base salary in effect during the twelve months preceding his termination of employment. In addition, Mr. Stewart and his beneficiaries will remain eligible to participate, on the same terms and conditions as apply from time to time to the Corporation’s executive management team, in the medical, vision and dental programs of the Bank for twenty-seven months, or a cash payment equal to the estimated after-tax costs to obtain such benefits, or substantially similar benefits, within thirty days following his termination.

In the event Mr. Stewart is involuntarily terminated for cause or voluntarily terminates his employment without good reason, he will be subject to a twelve month non-solicitation covenant (applicable to both customers and employees). In the event that Mr. Stewart is involuntarily terminated without cause or voluntarily terminates his employment for good reason, he will be subject to a twelve month non-solicitation covenant with respect to employees and a six month non-solicitation covenant with respect to customers.

The foregoing summary of the change in control agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits
(d)Exhibits.

10.1	Change in Control Agreement between Mid Penn Bank and Dana R. Stewart dated July 31, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC. (Registrant)

Date: August 6, 2026	By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
Chair, President and Chief Executive Officer